UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (DATE OF EARLIEST EVENT REPORTED) December 30, 2013

MASS MEGAWATTS WIND POWER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MASSACHUSETTS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-32465	04-3402789
(COMMISSION FILE NUMBER NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

95 Prescott Street, Worcester, MA 01605
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant's telephone number, including area code: (508) 751-5432

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e

Item 7.01.     Regulation FD Disclosure

Mass Megawatts Wind Power, Inc. reports that design improvements to the company’s Solar-Power Tracking System (STS) have advanced product stability to a level of supporting 90 miles per hour wind velocity conditions. A detailed description is projected to be available for potential customers in January 2014.  The reinforced and weather-resistant design ensures that the system remains operational during high-wind periods.  This reduces maintenance and downtime, allowing the STS to reliably produce 22 to 28% more solar power than stationary configurations for less than 10% additional cost. Combined with an efficient, low-cost framework, the STS is poised to deliver a superior, solar-power tracking technology to the solar marketplace.

The patent pending, Mass Megawatts 'Solar-Power Tracking System' (STS) is a complete solar-power system designed to automatically adjust the position of solar panels throughout the day to receive an optimal level of direct sunlight.  Starting at 6.25 kW rated units, a Mass Megawatts STS system is appropriate for ground-level, residential and business sites, as well as, commercial, roof-top installations.  The lower startup costs, improved weather protection, and reduced maintenance concerns are attractive factors for many residential and commercial solar-power customers.

The company offers flexible purchase plans, including power purchase agreements (PPA) and lease arrangements which eliminate upfront costs and give most home and business owners the financial means to quickly acquire an STS and realize immediate savings on their energy bill.  Mass Megawatts coordinates all aspects of system delivery, including permitting, installation, and working to obtain any available tax incentives. They monitor the performance of each system, and provide a full, performance guarantee.

In other news, Mass Megawatts recently announced that that research and development of a new, dual-tracking technology for the company’s Solar-Power Tracking System (STS) is nearing completion.  The dual-tracking technology is projected to provide an additional 10 to 12% boost in solar power production, with total energy generation of the STS expected to out-perform traditional, stationary systems by up to 40%.  Commercial production of the dual-tracking, STS is expected to begin over the next few months.

With its patent pending, Solar Tracking System, Wind Electric-Power Generation system, a new retail sales business, only 29 million shares issued and outstanding, and very little debt, Mass Megawatts believes it is well positioned to ramp-up production in the shorter term while expanding its infrastructure to support mass-production goals in the longer term.

This disclosure contains forward-looking statements that could be affected by risks and uncertainties. Among the factors that could cause actual events to differ materially from those indicated herein are: the failure of Mass Megawatts Wind Power, also known as Mass Megawatts Windpower, to achieve or maintain necessary zoning approvals with respect to the location of its power developments; the ability to remain competitive; to finance the marketing and sales of its electricity; general economic conditions; and other risk factors detailed in periodic reports filed by Mass Megawatts Wind Power. Additionally, Mass Megawatts Wind Power stock quote and Mass Megawatts stock price may be impacted by global condition. Mass Megawatts Wind Power Inc. expected and anticipated positive and negative impact on the Mass Megawatts stock price and the MMMW stock quote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS MEGAWATTS WIND POWER, INC.

December 30, 2013	By:	/s/ Jonathan C. Ricker
Jonathan C. Ricker
Chief Executive Officer
Chief Financial Officer